Exhibit 99.1

Press Release
Source:     BNC Bancorp

Contact:    Richard D. Callicutt II            David B. Spencer
President and CEO            Senior Executive Vice President and CFO
336-869-9200                336-869-9200

BNC Bancorp Announces Earnings for First Quarter 2017

High Point, N.C., April 17, 2017 - BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the three months ended March 31, 2017. Highlights for the first quarter of 2017 include the following:

•	Net income of $14.4 million, or $0.28 per diluted share, compared to $15.7 million, or $0.31 per diluted share, for fourth quarter of 2016

◦	Return on average assets of 0.79%, compared to 0.87% for fourth quarter of 2016

◦	Return on average tangible common equity of 9.66%, compared to 10.59% for fourth quarter of 2016

•	Operating net income of $22.8 million, or $0.44 per diluted share, compared to $21.8 million, or $0.43 per diluted share, for fourth quarter of 2016

◦	Operating return on average assets of 1.25%, compared to 1.21% for fourth quarter of 2016

◦	Operating return on average tangible common equity of 14.92%, compared to 14.50% for fourth quarter of 2016

•	Originated loans at March 31, 2017 of $3.92 billion, an increase of $275.4 million compared to December 31, 2016

◦	Total portfolio loans of $5.62 billion at March 31, 2017, an increase of $165.2 million compared to December 31, 2016

◦	Loan originations of $627 million, as compared to $535 million during the fourth quarter of 2016

•	Entered into Agreement and Plan of Merger with Pinnacle Financial Partners, Inc. (“Pinnacle”)

◦	Merger has received all necessary regulatory approvals

◦	Shareholders will receive 0.5235 shares of Pinnacle’s common stock for every share of the Company’s common stock

◦	Transaction expected to close end of second quarter or beginning of third quarter 2017, subject to shareholders’ approval and other customary closing conditions

Financial Performance

	Three Months Ended
INCOME SUMMARY	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Interest income	(Dollars and shares in thousands)
Interest and fees on loans	$62,901	$61,992	$57,824	$51,978	$50,302
Investment securities	6,949	6,974	6,910	6,202	5,965
Other	321	305	291	228	214
Total interest income	70,171	69,271	65,025	58,408	56,481
Interest expense
Interest on deposits	8,268	7,935	7,619	6,704	6,241
Interest on borrowings	1,935	2,009	1,989	1,774	1,750
Total interest expense	10,203	9,944	9,608	8,478	7,991
Net interest income	59,968	59,327	55,417	49,930	48,490
Provision for loan losses	1,222	1,455	1,865	698	647
Net interest income	58,746	57,872	53,552	49,232	47,843
Non-interest income
Mortgage lending income	2,221	2,830	3,134	2,671	2,681
Service charges	2,874	2,937	2,644	2,422	2,321
Trust/wealth income	1,641	1,086	307	366	436
Insurance income	1,074	562	—	—	—
SBA income	495	579	739	1,104	811
Securities gains (losses)	—	6	34	4	(39)
Earnings on bank-owned life insurance	1,453	1,360	1,254	1,160	758
Other	4,708	2,336	1,699	1,288	994
Total non-interest income	14,466	11,696	9,811	9,015	7,962
Non-interest expense
Salaries and employee benefits	21,277	20,922	18,491	18,019	17,803
Occupancy	3,327	3,622	3,154	3,155	3,252
Furniture and equipment	2,457	2,303	2,297	1,993	2,073
Data processing and supply	2,067	1,805	1,766	1,491	1,437
Advertising and business development	879	869	678	923	684
Insurance, professional and other services	1,540	1,309	1,424	1,494	1,526
FDIC insurance assessments	766	1,240	1,071	900	900
Loan, foreclosure and OREO	1,939	1,233	1,562	856	1,367
Transaction-related expenses	13,294	9,121	2,568	3,808	1,434
Loss on extinguishment of debt	—	598	—	—	—
Other	5,252	4,543	4,824	4,201	4,410
Total non-interest expenses	52,798	47,565	37,835	36,840	34,886
Income before income tax expense	20,414	22,003	25,528	21,407	20,919
Income tax expense	5,983	6,312	7,388	6,760	6,484
Net income (GAAP)	14,431	15,691	18,140	14,647	14,435
Securities gains (losses), net of tax	—	4	21	4	(25)
Transaction-related charges, net of tax	8,375	5,746	1,618	2,399	903
Loss on extinguishment of debt, net of tax	—	377	—	—	—
Operating net income (non-GAAP)	$22,806	$21,810	$19,736	$17,042	$15,363

Common shares outstanding	52,222	52,177	48,110	45,201	40,806
Weighted average diluted shares outstanding	52,357	50,852	47,360	41,560	40,885

Performance Ratios

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Earnings per diluted share	$0.28	$0.31	$0.38	$0.35	$0.35
Return on average assets	0.79%	0.87%	1.10%	1.00%	1.03%
Return on average common equity	6.46%	7.22%	9.40%	9.43%	9.72%
Return on average tangible common equity (1)	9.66%	10.59%	13.37%	13.29%	13.71%
Efficiency ratio (2)	68.86%	65.02%	56.09%	60.51%	59.78%

Operating earnings per diluted share (1)	$0.44	$0.43	$0.42	$0.41	$0.38
Operating return on average assets (1)	1.25%	1.21%	1.20%	1.16%	1.10%
Operating return on average tangible common equity (1)	14.92%	14.50%	14.50%	15.36%	14.55%
Operating efficiency ratio (1) (2)	51.53%	51.74%	52.31%	54.26%	57.28%

Book value per common share	$17.55	$17.29	$16.53	$15.86	$14.79
Tangible book value per common share (1)	12.59	12.29	12.21	11.28	11.07
(1) See Reconciliation of Non-GAAP Financial Measures for additional details.
(2) Calculated on a fully-taxable equivalent (“FTE”) basis.

Other Selected Financial Data

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
	(Dollars in thousands)
Securities gains (losses), net	$—	$6	$34	$4	$(39)
Loss on extinguishment of debt	—	598	—	—	—
Fair value accretion	6,269	5,841	5,845	5,276	5,505
OREO valuation adjustments, net	40	503	274	222	266
Transaction-related expenses	13,294	9,121	2,568	3,808	1,434

Richard D. Callicutt, II, President and CEO, stated, “We are extremely pleased to report record operating results for the first quarter of 2017.  During the quarter, after adjusting for all the transaction-related expenses, operating earnings increased a healthy 48.4% from year ago levels, while operating earnings per share increased 15.8% to $0.44.  Operating return on average assets was a healthy 1.25%, up slightly from the prior quarter, while operating return on average tangible common equity increased slightly to 14.92%.

As you are aware, during the quarter we announced a strategic partnership with Pinnacle Financial Partners headquartered in Nashville, Tennessee. We believe this partnership will create one of the highest performing regional banks in the U.S., and reward both sets of shareholders as we implement the best of each company across one of the most geographically appealing footprints in our industry. To date we have received all necessary regulatory approvals providing further evidence of the good-standing and financial health of both companies. Since the announcement, the level of mutual respect and collaboration between the functional leaders of our two companies has been exceptional, and provides additional confidence that the integration efforts will result in a smooth transition for our customers and communities.

On a personal note, myself and nine others from our organization recently spent three days in Nashville going through a new associate orientation led by Terry Turner, the Pinnacle CEO, and supported by his executive team. After this experience, I am more confident than ever that our decision to join with Pinnacle was clearly the correct decision for our organization. It also made it obviously apparent why Pinnacle consistently is voted as one of the Best Places to Work in the US, as well as one of the most trustworthy and easiest places to do business.”

Non-interest Income and Expense Data

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Non-interest income	(Dollars in thousands)
Mortgage lending income	$2,221	$2,830	$3,134	$2,671	$2,681
Service charges	2,874	2,937	2,644	2,422	2,321
Trust/wealth income	1,641	1,086	307	366	436
Insurance income	1,074	562	—	—	—
SBA income	495	579	739	1,104	811
Earnings on bank-owned life insurance	1,453	1,360	1,254	1,160	758
Other	4,708	2,336	1,699	1,288	994
Total operating non-interest income - non-GAAP	14,466	11,690	9,777	9,011	8,001
Securities gains (losses), net	—	6	34	4	(39)
Total non-interest income - GAAP	$14,466	$11,696	$9,811	$9,015	$7,962

Non-interest expense
Salaries and employee benefits	$21,277	$20,922	$18,491	$18,019	$17,803
Occupancy	3,327	3,622	3,154	3,155	3,252
Furniture and equipment	2,457	2,303	2,297	1,993	2,073
Data processing and supply	2,067	1,805	1,766	1,491	1,437
Advertising and business development	879	869	678	923	684
Insurance, professional and other services	1,540	1,309	1,424	1,494	1,526
FDIC insurance assessments	766	1,240	1,071	900	900
Loan, foreclosure and OREO	1,939	1,233	1,562	856	1,367
Other	5,252	4,543	4,824	4,201	4,410
Total operating non-interest expense - non-GAAP	39,504	37,846	35,267	33,032	33,452
Transaction-related expenses	13,294	9,121	2,568	3,808	1,434
Loss on extinguishment of debt	—	598	—	—	—
Total non-interest expense - GAAP	$52,798	$47,565	$37,835	$36,840	$34,886

Total GAAP and operating non-interest income was $14.5 million for the first quarter of 2017, an increase from $11.7 million for the fourth quarter of 2016.  The increase in non-interest income was primarily due increased income from trust/wealth services and insurance services, which were slightly offset by a seasonal decrease in mortgage lending income. The Company also recorded an increase in recoveries on previously charged-off acquired loans. Certain sources of our non-interest income are volatile and can vary significantly from period to period.

Total GAAP non-interest expense was $52.8 million for the first quarter of 2017, an increase from $47.6 million for the fourth quarter of 2016.  The results for the first quarter of 2017 include $13.3 million of transaction-related expenses, compared to $9.1 million recorded during the fourth quarter of 2016. Excluding non-core charges, operating non-interest expense for the first quarter of 2017 was $39.5 million, an increase compared to $37.8 million for the fourth quarter of 2016. This increase was due to the full quarter impact of the additional headcount and facilities obtained from the High Point Bank Corporation (“High Point”) acquisition during the fourth quarter of 2016, as well as $0.5 million of losses on the sale of other real estate owned (“OREO”), compared to $0.4 million of gain on sale of OREO during the fourth quarter of 2016.

Selected Balance Sheet Data

	Ending Balance
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Portfolio loans:	(Dollars in thousands)
Originated loans	$3,921,065	$3,645,687	$3,455,677	$3,163,357	$2,847,466
Acquired loans	1,699,802	1,810,023	1,540,270	1,649,328	1,390,688
Allowance for loan and lease losses	(39,365)	(37,501)	(36,366)	(33,841)	(32,548)
Portfolio loans, net	5,581,502	5,418,209	4,959,581	4,778,844	4,205,606
Loans held for sale	23,453	43,731	40,441	41,703	33,455
Investment securities	893,000	896,786	838,289	803,058	757,248
Total interest-earning assets	6,762,077	6,589,774	6,128,554	5,790,893	5,126,452
Goodwill	234,769	234,769	189,968	188,220	134,686
Other intangible assets, net	24,372	25,911	17,852	19,014	17,143
Total assets	7,575,342	7,401,691	6,801,562	6,478,373	5,699,573

Deposits:
Non-interest bearing deposits	1,191,024	1,113,878	917,521	889,254	794,548
Interest-bearing demand and savings	3,527,613	3,405,036	3,080,479	2,652,735	2,431,584
Time deposits	1,597,254	1,564,063	1,652,123	1,814,654	1,537,644
Total deposits	6,315,891	6,082,977	5,650,123	5,356,643	4,763,776
Borrowings	287,516	369,952	310,609	352,119	282,929
Total interest-bearing liabilities	5,412,383	5,339,051	5,043,211	4,819,508	4,252,157
Shareholders' equity:
Common equity	913,180	900,044	786,625	710,300	598,158
Accumulated other comprehensive income	3,458	1,838	8,587	6,761	5,395
Total shareholders' equity	916,638	901,882	795,212	717,061	603,553

Total assets at March 31, 2017 were $7.58 billion, an increase of 2.4% as compared to total assets of $7.40 billion at December 31, 2016. Total portfolio loans were $5.62 billion at March 31, 2017, an increase of 3.0% from $5.46 billion at December 31, 2016.  Loans that were originated by the Company increased by $275.4 million, or 7.6%, during the first quarter of 2017.

Total deposits were $6.32 billion at March 31, 2017, an increase of $232.9 million, or 3.8%, as compared to December 31, 2016. While the majority of the increase was in core deposits, the Company increased wholesale funding and used the proceeds to repay short-term debt during the first quarter of 2017. Wholesale deposits comprised 21.3% of total deposits at March 31, 2017, which is consistent with the funding mix as of December 31, 2016. Total borrowings were $287.5 million at March 31, 2017, a decrease of 22.3% compared to $370.0 million at December 31, 2016. Total shareholders’ equity was $916.6 million at March 31, 2017, an increase compared to $901.9 million at December 31, 2016. At March 31, 2017, both the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

Loan Portfolio Composition

	Ending Balance
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
	(Dollars in millions)
Residential construction	$125	$115	$104	$98	$76
Presold	67	58	62	59	39
Speculative	58	57	42	39	37

Commercial construction	467	401	285	294	278
Residential and commercial A&D	51	42	39	33	23

Land	117	120	118	126	118
Residential buildable lots	51	51	44	44	39
Commercial buildable lots	22	23	24	24	21
Land held for development	23	26	23	31	34
Raw and agricultural land	21	20	27	27	24

Commercial real estate	2,964	2,917	2,705	2,500	2,257
Multi-family	223	213	240	203	179
Farmland	4	3	3	4	4
Owner occupied	874	884	787	817	705
Non-owner occupied	1,863	1,817	1,675	1,476	1,369

Commercial and industrial	512	482	443	454	400
Residential mortgage	1,330	1,326	1,251	1,258	1,039
Consumer	24	24	22	21	18
Leases	31	29	29	29	29
Total portfolio loans	$5,621	$5,456	$4,996	$4,813	$4,238

Acquired Loan Summary

	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
	(Dollars in thousands)
Performing acquired loans	$1,602,124	$1,710,008	$1,432,351	$1,537,650	$1,278,965
Less: remaining FMV adjustments	(23,864)	(27,846)	(21,687)	(25,630)	(23,359)
Performing acquired loans, net	1,578,260	1,682,162	1,410,664	1,512,020	1,255,606
FMV adjustment %	1.5%	1.6%	1.5%	1.7%	1.8%

Purchase credit impaired loans (PCI)	134,897	143,530	143,494	152,105	148,459
Less: remaining FMV adjustments	(13,355)	(15,669)	(13,888)	(14,797)	(13,377)
PCI loans, net	121,542	127,861	129,606	137,308	135,082
FMV adjustment %	9.9%	10.9%	9.7%	9.7%	9.0%

Total acquired performing loans	1,578,260	1,682,162	1,410,664	1,512,020	1,255,606
Total acquired PCI loans	121,542	127,861	129,606	137,308	135,082
Total acquired loans	$1,699,802	$1,810,023	$1,540,270	$1,649,328	$1,390,688
FMV adjustment % all acquired loans	2.2%	2.3%	2.3%	2.4%	2.6%

Asset Quality

	Ending Balance
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
	(Dollars in thousands)
Nonaccrual loans - non-acquired	$9,315	$6,647	$7,662	$5,407	$6,228
Nonaccrual loans - acquired	9,464	7,989	9,347	11,756	12,706
OREO - non-acquired	12,397	13,109	13,352	15,806	14,987
OREO - acquired	12,587	13,380	14,696	14,708	15,783
90 days past due - non-acquired	—	115	10	10	—
90 days past due - acquired	—	—	—	—	—
Total nonperforming assets	$43,763	$41,240	$45,067	$47,687	$49,704

Total nonperforming assets - non-acquired	$21,712	$19,871	$21,024	$21,223	$21,215

Net charge-offs (recoveries), QTD	$(642)	$320	$(660)	$(594)	$(202)
Annualized net charge-offs (recoveries) to total average portfolio loans	(0.05)%	0.02%	(0.05)%	(0.05)%	(0.02)%

Ratio of total nonperforming assets to total assets	0.58%	0.56%	0.66%	0.74%	0.87%
Ratio of total nonperforming loans to total portfolio loans	0.33%	0.27%	0.34%	0.36%	0.45%
Ratio of total allowance for loan losses to total portfolio loans	0.70%	0.69%	0.73%	0.70%	0.77%

Excluding acquired
Ratio of nonperforming assets to loans and OREO	0.55%	0.54%	0.61%	0.67%	0.74%
Ratio of nonperforming loans to loans	0.24%	0.19%	0.22%	0.17%	0.22%
Ratio of allowance for loan losses to loans	0.93%	0.95%	0.97%	0.98%	1.03%

Total nonperforming assets at March 31, 2017 were $43.8 million, or 0.58% of total assets, as compared to $41.2 million, or 0.56% of total assets, at December 31, 2016. Excluding nonperforming assets acquired by the Company, nonperforming assets were $21.7 million, or 0.55% of non-acquired loans and OREO, at March 31, 2017, as compared to $19.9 million, or 0.54% of non-acquired loans and OREO, at December 31, 2016. Non-accrual loans increased from $14.6 million at December 31, 2016 to $18.8 million at March 31, 2017, which was primarily due to a larger quantity of smaller dollar loans being reclassified to non-accrual.

The Company experienced $0.6 million of net recoveries during the first quarter of 2017, compared to net charge-offs of $0.3 million during the fourth quarter of 2016. Gross charge-offs were $0.4 million during the first quarter of 2017, a decrease compared to gross charge-offs of $1.2 million during the fourth quarter of 2016.

The allowance for loan losses was $39.4 million at March 31, 2017, an increase from $37.5 million at December 31, 2016. The Company recorded a provision for loan losses of $1.2 million during the first quarter of 2017, compared to $1.5 million recorded during the fourth quarter of 2016, as the Company continues to experience strong growth in the originated loan portfolio.

Net Interest Income and Margin

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Quarterly average balances:	(Dollars in thousands)
Loans	$5,576,676	$5,410,066	$4,893,926	$4,437,248	$4,241,970
Investment securities	892,091	835,235	828,144	760,841	737,361
Interest-bearing balances and other	153,225	181,678	147,763	134,923	139,367
Total interest-earning assets	6,621,992	6,426,979	5,869,833	5,333,012	5,118,698
Deposits:
Non-interest bearing	1,126,691	1,056,507	907,344	825,148	778,114
Interest-bearing	5,005,002	4,862,443	4,475,901	4,138,466	3,953,668
Total deposits	6,131,693	5,918,950	5,383,245	4,963,614	4,731,782
Borrowed funds	302,798	315,828	321,218	272,374	262,880
Total interest-bearing liabilities	5,307,800	5,178,271	4,797,119	4,410,840	4,216,548
Shareholders' equity	905,594	864,656	768,124	625,021	597,127

Interest Income/Expense:
Loans	$62,901	$61,992	$57,824	$51,978	$50,302
Investment securities, tax	3,144	3,352	3,113	2,908	2,720
Investment securities, non-tax (1)	6,040	5,749	6,027	5,229	5,151
Interest-bearing balances and other	321	305	291	228	214
Total interest income (1)	72,406	71,398	67,255	60,343	58,387
Deposits	8,268	7,935	7,619	6,704	6,241
Borrowings	1,935	2,009	1,989	1,774	1,750
Total interest expense	10,203	9,944	9,608	8,478	7,991
Net interest income (1)	62,203	61,454	57,647	51,865	50,396

Average Yields and Costs:
Loans	4.57%	4.56%	4.70%	4.71%	4.77%
Investment securities, tax	3.01%	2.96%	2.93%	3.01%	2.94%
Investment securities, non-tax (1)	5.16%	5.11%	5.91%	5.65%	5.68%
Interest-bearing balances and other	0.85%	0.67%	0.78%	0.68%	0.62%
Total interest-earning assets (1)	4.43%	4.42%	4.56%	4.55%	4.59%
Total interest-bearing deposits	0.67%	0.65%	0.68%	0.65%	0.63%
Borrowed funds	2.59%	2.53%	2.46%	2.62%	2.68%
Total interest-bearing liabilities	0.78%	0.76%	0.80%	0.77%	0.76%
Cost of funds	0.64%	0.63%	0.67%	0.65%	0.64%
Net interest margin (1)	3.81%	3.80%	3.91%	3.91%	3.96%
(1) Calculated on a FTE basis.

FTE net interest income for the first quarter of 2017 was $62.2 million, an increase from $61.5 million for the fourth quarter of 2016. FTE net interest margin was 3.81% for the first quarter of 2017, a slight increase compared to 3.80% for the fourth quarter of 2016. The average yield on interest-earning assets increased one basis point to 4.43% for the first quarter of 2017, while the rate paid on interest-bearing liabilities increased by two basis points to 0.67%. Accretion earned on the Company’s acquired loan portfolio was $6.3 million during the first quarter of 2017, an increase compared to $5.8 million recorded during the fourth quarter of 2016. Excluding accretion, the average yield on loans was 4.12% for the first quarter of 2017, as compared to 4.13% for the fourth quarter of 2016.

Average interest-earning assets for the first quarter of 2017 were $6.62 billion, an increase from $6.43 billion for the fourth quarter of 2016. The increase was primarily due to the full quarter impact of the acquisition of High Point, as well as continued organic loan growth throughout our existing markets. Average interest-bearing liabilities were $5.31 billion for the first quarter of 2017, an increase from $5.18 billion during the fourth quarter of 2016. This increase was primarily in interest-bearing deposits, which increased $142.6 million during the first quarter of 2017.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, North Carolina, BNC Bancorp is the parent company of Bank of North Carolina d/b/a BNC Bank, a commercial bank with total assets of $7.58 billion. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 76 current banking offices in Virginia, North and South Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the Nasdaq Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" financial measures in its analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. The Company undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Please refer to the SEC’s website at www.sec.gov where you can review this document.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Operating Earnings per Share, Diluted (1)	(Dollars in thousands)
Net income (GAAP)	$14,431	$15,691	$18,140	$14,647	$14,435
Transaction-related expenses, net of tax	8,375	5,746	1,618	2,399	903
Loss on extinguishment of debt, net of tax	—	377	—	—	—
Securities gains (losses), net of tax	—	4	21	4	(25)
Operating earnings (non-GAAP)	22,806	21,810	19,736	17,042	15,363
Weighted average fully diluted shares outstanding	52,357	50,852	47,360	41,560	40,885
Operating earnings per share, diluted (non-GAAP)	$0.44	$0.43	$0.42	$0.41	$0.38

Tangible Common Book Value per Share (2)
Shareholders' equity (GAAP)	$916,638	$901,882	$795,212	$717,061	$603,553
Intangible assets	259,141	260,680	207,820	207,234	151,829
Tangible common shareholders equity (non-GAAP)	657,497	641,202	587,392	509,827	451,724
Common shares outstanding	52,222	52,177	48,110	45,201	40,806
Tangible common book value per share (non-GAAP)	$12.59	$12.29	$12.21	$11.28	$11.07

Return on Average Tangible Common Equity (2)
Net income (GAAP)	$14,431	$15,691	$18,140	$14,647	$14,435
Amortization of intangibles, net of tax	963	888	732	748	728
Tangible net income available to common shareholders (non-GAAP)	15,394	16,579	18,872	15,395	15,163
Average common shareholders equity	905,594	864,656	768,124	625,021	597,127
Average intangible assets	259,466	241,802	206,653	159,184	152,379
Average tangible common shareholders' equity (non-GAAP)	646,128	622,854	561,471	465,837	444,748
Return on average tangible common equity (non-GAAP)	9.66%	10.59%	13.37%	13.29%	13.71%

Operating Return on Average Assets (1)
Net income (GAAP)	$14,431	$15,691	$18,140	$14,647	$14,435
Transaction-related expenses, net of tax	8,375	5,746	1,618	2,399	903
Loss on extinguishment of debt, net of tax	—	377	—	—	—
Securities gains (losses), net of tax	—	4	21	4	(25)
Operating earnings (non-GAAP)	22,806	21,810	19,736	17,042	15,363
Average assets	7,391,231	7,158,393	6,532,517	5,908,341	5,635,137
Operating return on average assets (non-GAAP)	1.25%	1.21%	1.20%	1.16%	1.10%

Operating Return on Average Tangible Common Equity (2)
Net income (GAAP)	$14,431	$15,691	$18,140	$14,647	$14,435
Amortization of intangibles, net of tax	963	888	732	748	728
Transaction-related expenses, net of tax	8,375	5,746	1,618	2,399	903
Loss on extinguishment of debt, net of tax	—	377	—	—	—
Securities gains (losses), net of tax	—	4	21	4	(25)
Operating tangible net income (non-GAAP)	23,769	22,698	20,468	17,790	16,091
Average common shareholders equity	905,594	864,656	768,124	625,021	597,127
Average intangible assets	259,466	241,802	206,653	159,184	152,379
Average tangible common shareholders' equity (non-GAAP)	646,128	622,854	561,471	465,837	444,748
Operating return on average tangible common equity (non-GAAP)	14.92%	14.50%	14.50%	15.36%	14.55%

Operating Efficiency Ratio (3)
Non-interest expense (GAAP)	$52,798	$47,565	$37,835	$36,840	$34,886
Transaction-related expenses	13,294	9,121	2,568	3,808	1,434
Loss on extinguishment of debt	—	598	—	—	—
Operating non-interest expense (non-GAAP)	39,504	37,846	35,267	33,032	33,452
Net interest income, FTE	62,203	61,454	57,647	51,865	50,396
Non-interest income - GAAP	14,466	11,696	9,811	9,015	7,962
Securities gains (losses), net	—	6	34	4	(39)
Operating efficiency ratio (non-GAAP)	51.53%	51.74%	52.31%	54.26%	57.28%

(1)
Operating earnings per diluted share, operating non-interest income, operating non-interest expense, operating income tax expense, operating return on average assets, and operating return on average tangible common equity are non-GAAP measures and exclude the after-tax effect of transaction-related charges, loss on extinguishment of debt, securities gains (losses) and other one-time charges.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.

(2)
The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.

(3)
Operating efficiency ratio is calculated by non-interest expense, excluding transaction-related expenses, amortization of intangible assets, and loss on extinguishment of debt, divided by the sum of FTE net interest income and non-interest income excluding securities gains (losses) and insurance settlement income. Management believes this non-GAAP operating measure provides additional useful information that allows readers to evaluate the ongoing performance of the company.